UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2016

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Square, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed with the Securities and Exchange Commission by Horizon Bancorp (the “Company”) on July 15, 2016 (the “Original Report”), in order to report the shareholder election results in connection with the merger of LaPorte Bancorp, Inc. with and into the Company. The sole purpose of this Amendment is to correct a scrivener’s error reversing two numbers in the Original Report. No other changes have been made to the Original Report.

Item 8.01  Other Events

The third paragraph of Item 8.01 of the Original Report is amended in its entirety to read correctly as follows (which correction reverses the 49.6% and the 50.4% as presented in the Original Report):

Applying the allocation and proration procedures specified in the Merger Agreement to these election results:

•	LaPorte shareholders who made a valid election to receive the stock consideration for their shares of Horizon common stock will receive only the stock consideration;

•
LaPorte shareholders who made a valid election to receive the cash consideration for their shares of LaPorte common stock will receive a combination of cash and Horizon common stock.  For such shareholders, approximately 50.4% percent of their LaPorte shares will convert into the cash consideration and approximately 49.6% of their LaPorte shares will convert into the stock consideration; and

•	LaPorte shareholders who did not make a valid election will receive only the stock consideration for their LaPorte shares.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: July 26, 2016	HORIZON BANCORP

	By:	/s/ Mark E. Secor
Mark E. Secor,
Executive Vice President and Chief Financial Officer